As filed with the Securities and Exchange Commission on October 7, 2002
                                                    Registration No. 333-96385
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                        Post-Effective Amendment No. 1
                                      To

                                   Form S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                  ----------

                         Pennzoil-Quaker State Company
            (Exact name of registrant as specified in its charter)

       Delaware                                     76-0200625
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

                                  ----------

                                Pennzoil Place
                                 P.O. Box 2967
                            Houston, TX 77252-2967
                   (Address of Principal Executive Offices)

                      ANNUAL INCENTIVE COMPENSATION PLANS
                       OF PENNZOIL-QUAKER STATE COMPANY
                           (Full title of the plan)


                             CT Corporation System
                         1021 Main Street, Suite 1150
                             Houston, Texas 77002

                    (Name and address of agent for service)

                                (713) 658-9486
         (Telephone number, including area code, of agent for service)

                                  ----------

                                  Copies to:

                             Peter S. Wilson, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, New York
                                  10019-7475
                                (212) 474-1000

                                  ----------

================================================================================

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Pennzoil-Quaker State Company (the "Company") hereby withdraws from registration under this registration statement any and all shares of the common stock of the Company registered hereunder which have not been issued. The Annual Incentive Compensation Plans of the Company, pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, on this third day of October 2002.

                                   PENNZOIL-QUAKER STATE COMPANY

                                   By:  /s/    D. J. Pirret
                                       --------------------------------------
                                       Name:   D. J. Pirret
                                       Title:  President and Chief Executive
                                               Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


      Signature                    Title                      Date
      ---------                    -----                      ----


/s/  D. J. Pirret                 President,
-----------------------     Chief Executive Officer     October 3, 2002
     D. J. Pirret                and Director


                                Vice President,
/s/  D. J. Palmer          Chief Financial Officer,     October 3, 2002
-----------------------      Treasurer and Director
     D. J. Palmer


/s/  M. J. Maratea                Controller            October 3, 2002
-----------------------
     M. J. Maratea